Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
John C. Popeo, Treasurer
(617) 332-3990
www.hrpreit.com

HRPT Properties Trust

Announces Financial Results for the

Quarter Ended March 31, 2003

Newton, MA (May 5, 2003):  HRPT Properties Trust (NYSE: HRP) today announced its financial results for the quarter ended March 31, 2003, together with comparative results for the 2002 period as follows:

	(in thousands, except per share data)

	Quarter Ended March 31,
	2003	2002
Total revenues	$120,633	$98,675
Net income	$27,292	$21,164
Net income available for common shareholders	$15,792	$16,226
Funds from operations (FFO) from property operations	$32,480	$28,585
FFO	$41,002	$37,263
Common distributions declared	$25,784	$25,761

Per common share:
Net income available for common shareholders	$0.12	$0.13
FFO from property operations	$0.25	$0.22
FFO	$0.32	$0.29
Common distributions declared	$0.20	$0.20

Weighted average common shares outstanding	128,846	128,809

HRPT Properties Trust is a real estate investment trust headquartered in Newton, MA.  HRPT Properties currently owns office buildings with approximately 24 million square feet that are located throughout the United States.

(end)

HRPT Properties Trust

Statements of Income and Funds From Operations

(in thousands, except per share data)

	Quarter Ended March 31,
	2003	2002
Revenues:
Rental income	$120,590	$97,990
Interest and other income	43	685
Total revenues	120,633	98,675
Expenses:
Operating expenses	46,025	35,605
Interest (including amortization of note discounts and deferred financing fees of $1,473 and $1,321, respectively)	25,079	21,862
Depreciation and amortization	20,274	16,269
General and administrative	4,500	3,725
Early extinguishment of debt	1,751	3,344
Total expenses	97,629	80,805
Income before equity in earnings of equity investments	23,004	17,870
Equity in earnings of Senior Housing Properties Trust and Hospitality Properties Trust	4,288	4,715
Loss on equity transaction of equity investments(1)	—	(1,421)
Net income	27,292	21,164
Preferred distributions	(11,500)	(4,938)
Net income available for common shareholders	$15,792	$16,226

Calculation of FFO:(2)
Income before equity in earnings of equity investments	$23,004	$17,870
Early extinguishment of debt:
Add: amount included in total expenses	1,751	3,344
Less: portion settled in cash	—	(3,268)
Preferred distributions	(11,500)	(4,938)
Depreciation	19,225	15,577
FFO from property operations	32,480	28,585
FFO from equity investments of Senior Housing and Hospitality Properties	8,522	8,678
FFO	$41,002	$37,263

Weighted average common shares outstanding	128,846	128,809

Per common share:
Net income available for common shareholders	$0.12	$0.13
FFO from property operations	$0.25	$0.22
FFO	$0.32	$0.29
Common distributions declared	$0.20	$0.20

(1)          We account for our common share investments in Senior Housing and Hospitality Properties using the equity method of accounting.  Accordingly, we recognized a loss of $1.4 million during the quarter ended March 31, 2002, as a result of a share issuance by Senior Housing at a price below our per share carrying value.

(2)          We compute FFO as shown in the calculation above.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities, because it provides investors with an indication of a REIT’s operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders.  FFO from property operations excludes FFO from equity investments in Senior Housing and Hospitality Properties.

In January 2003 we implemented FAS 145 which eliminated the requirement that gains or losses from the extinguishment of debt be classified as extraordinary. We now calculate FFO by adding unamortized financing fees associated with retired debt to income before equity in earnings of equity investments, and we reduce FFO by costs incurred to retire debt that require settlement in cash, including unamortized debt discounts and prepayment penalties. We now also reduce FFO by the value of stock grants and incentive advisory fees which are paid in restricted common shares. To maintain comparability, prior year FFO calculations have been adjusted to conform to the current year’s presentation.

HRPT Properties Trust

Balance Sheet

(dollars in thousands)

	March 31, 2003	December 31, 2002
Assets
Real estate properties, at cost	$3,198,353	$3,091,061
Accumulated depreciation	(303,753)	(284,548)
	2,894,600	2,806,513
Equity investments	261,524	264,087
Cash and cash equivalents	24,583	12,384
Other assets	128,093	123,356
Total assets	$3,308,800	$3,206,340
Liabilities and Shareholders’ Equity
Indebtedness	$1,326,396	$1,215,977
Other liabilities	65,331	64,090
Shareholders’ equity:
Preferred (20,000,000 shares outstanding)	482,935	482,935
Common (128,918,077 and 128,825,247 shares outstanding)	1,434,138	1,443,338
Total liabilities and shareholders’ equity	$3,308,800	$3,206,340

Additional Data

(amounts in thousands unless otherwise stated)

•                  Equity in earnings, FFO and cash distributions from equity investments includes earnings, FFO and cash distributions from Hospitality Properties and Senior Housing as follows:

	Quarter Ended March 31,
	2003	2002

Equity in earnings of equity investments:
Hospitality Properties	$1,681	$1,844
Senior Housing	2,607	2,871
	$4,288	$4,715

FFO from equity investments:
Hospitality Properties	$3,844	$3,785
Senior Housing	4,678	4,893
	$8,522	$8,678

Cash distributions from equity investments:
Hospitality Properties	$2,880	$2,840
Senior Housing	3,971	3,843
	$6,851	$6,683

HRPT Properties Trust

Additional Data

(amounts in thousands unless otherwise stated)

•                  Total property level revenue and net operating income for the quarter ended March 31, 2003 and 2002, were as follows:

	Property Level Revenue(1)		Property Level Net Operating Income
	2003	2002	2003	2002
Metro Philadelphia, PA	$33,634	$23,386	$18,982	$14,066
Metro Washington, DC	16,970	13,040	11,160	8,647
Southern California	11,913	9,491	8,630	6,735
Metro Austin, TX	11,412	13,204	6,062	7,304
Metro Boston, MA	9,233	8,459	6,472	6,539
Other markets	37,428	30,410	23,259	19,094
Total	$120,590	$97,990	$74,565	$62,385

(1)  Includes some triple net lease revenues.

•                  Comparable property level revenue and net operating income for properties owned by us continuously since January 1, 2002, for the quarter ended March 31, 2003 and 2002, were as follows:

	Property Level Revenue(1)		Property Level Net Operating Income
	2003	2002	2003	2002
Metro Philadelphia, PA	$22,463	$23,386	$13,030	$14,066
Metro Washington, DC	13,179	12,991	8,491	8,912
Southern California	9,131	9,491	6,261	6,735
Metro Austin, TX	11,412	13,204	6,062	7,304
Metro Boston, MA	8,795	8,459	6,048	6,539
Other markets	28,821	28,457	17,856	17,777
Total	$93,801	$95,988	$57,748	$61,333

(1)  Includes some triple net lease revenues.

•                  Rental income includes non cash straight line rent adjustments for the quarter ended March 31, 2003 and 2002, of $3,860 and $2,164, respectively, and lease termination fees for the quarter ended March 31, 2003 and 2002, of $408 and $1,025, respectively.

•                  Interest expense for the quarter ended March 31, 2003 and 2002, excludes capitalized interest of $0 and $160, respectively.

HRPT Properties Trust

Additional Data

(amounts in thousands unless otherwise stated)

•                  Cash expenditures made and capitalized for building and tenant improvements, leasing commissions and development and redevelopment activities were as follows:

	Quarter Ended March 31,
	2003	2002
Building and tenant improvements and leasing commissions	$9,849	$7,966
Development and redevelopment activities	$5,764	$790

•                  Rents charged for office space which was renewed or released during the quarter ended March 31, 2003, were approximately 4% lower than rents previously charged for the same space.  Commitments made for expenditures in connection with leasing this space were as follows:

	Total	Renewals	New Leases
Square feet leased during the quarter	368	231	137
Total commitments for tenant improvements and leasing costs	$4,831	$2,334	$2,497
Average lease term (years)	5.0	5.0	5.1
Leasing costs per square foot per year	$2.63	$2.02	$3.57

•                  Debt maturities and weighted average interest rates as of March 31, 2003, were as follows:

Year of Maturity	Scheduled Principal Payments During Period		Weighted Average Interest Rate
2003	$4,450		7.4%
2004	9,908		7.9%
2005	107,119		6.7%
2006	47,656	(1)	3.0%
2007	17,400		7.9%
2008	23,954		7.1%
2009	5,862		6.9%
2010	55,567		8.6%
2011	291,967	(2)	7.2%
2012 and thereafter	780,387	(3)	7.0%
Total	$1,344,270		6.9%

(1)          Includes $40 million outstanding on our $560 million revolving bank credit facility at a variable rate of interest of LIBOR plus a spread, or 2.2% per annum at March 31, 2003.

(2)          Includes $65 million of 8.375% notes callable at par on or after June 15, 2003.

(3)          Includes $143 million of 8.50% notes callable at par on or after November 15, 2003.

HRPT Properties Trust

Additional Data

(amounts in thousands unless otherwise stated)

•                  As of March 31, 2003, tenants responsible for 1% or more of total annualized rent were as follows:

Tenant	Annualized Rent(1) (in millions)	% of Annualized Rent
U. S. Government	$90.7	18.8%
GlaxoSmithKline plc	14.9	3.1%
Towers, Perrin, Forster & Crosby, Inc.	12.8	2.7%
PNC Financial Services Group	11.4	2.4%
Wachovia Corporation	9.6	2.0%
Solectron Corporation	9.2	1.9%
Mellon Financial Corporation	7.4	1.5%
FMC Corporation	7.4	1.5%
Ballard Spahr Andrews & Ingersoll, LLP	7.3	1.5%
Fallon Clinics	7.2	1.5%
Comcast Corporation	5.5	1.1%
Schnader Harrison Segal & Lewis LLP	5.3	1.1%
Tyco International Ltd	4.9	1.0%
Other tenants	289.2	59.9%
Over one thousand tenants	$482.8	100.0%

(1)          Annualized rent is rents pursuant to signed leases as of March 2003 plus expense reimbursements.  Includes some triple net lease rents.

•                  Property and occupancy statistics as of March 31, 2003 and 2002, were as follows:

	All Properties		Comparable Properties(1)
	2003	2002	2003	2002

Total properties	214	198	188	188
Total square feet	24,031	20,013	18,990	18,990
Square feet leased(2)	22,031	18,464	17,200	17,500
Percentage leased	91.7%	92.3%	90.6%	92.2%

(1)    Includes properties owned by us continuously since January 1, 2002.

(2)    Square feet leased includes space being fitted out for occupancy pursuant to signed leases and space which is leased but being offered for sublease by tenants.

HRPT Properties Trust

Additional Data

(amounts in thousands unless otherwise stated)

•                                          Lease expiration data at March 31, 2003, was as follows:

	Total	2003	2004	2005	2006 and After
Metro Philadelphia, PA
Total square feet	5,480
Leased square feet(1)	5,266	213	684	403	3,966
Annualized rent(2)	$132,616	$4,581	$16,879	$9,097	$102,059
Metro Washington, DC
Total square feet	2,558
Leased square feet(1)	2,487	251	297	673	1,266
Annualized rent(2)	$68,752	$6,449	$6,152	$15,011	$41,140
Southern California
Total square feet	1,729
Leased square feet(1)	1,663	117	82	40	1,424
Annualized rent(2)	$47,495	$4,425	$4,603	$2,338	$36,129
Metro Austin, TX
Total square feet	2,844
Leased square feet(1)	2,427	310	311	213	1,593
Annualized rent(2)	$44,770	$7,698	$6,193	$5,317	$25,562
Metro Boston, MA
Total square feet	1,984
Leased square feet(1)	1,746	55	211	168	1,312
Annualized rent(2)	$38,692	$1,045	$3,747	$6,758	$27,142
Other markets
Total square feet	9,436
Leased square feet(1)	8,442	598	769	872	6,203
Annualized rent(2)	$150,493	$11,822	$16,948	$14,332	$107,391
Total
Total square feet	24,031
Leased square feet(1)	22,031	1,544	2,354	2,369	15,764
Annualized rent(2)	$482,818	$36,020	$54,522	$52,853	$339,423

(1)          Leased square feet includes space being fitted out for occupancy pursuant to signed leases and space which is leased but being offered for sublease by tenants.

(2)          Annualized rent is rents pursuant to signed leases as of March 2003 plus expense reimbursements.  Includes some triple net lease rents.

HRPT Properties Trust

Additional Data

(amounts in thousands unless otherwise stated)

•                  Leverage and coverage ratios were as follows:

Leverage Ratios	March 31, 2003	December 31, 2002
Total Debt / Total Assets	40.1%	37.9%
Total Debt / Real Estate Properties, at Cost	41.5%	39.3%
Total Debt / Total Debt plus Shareholders’ Equity	40.9%	38.7%
Mortgage Debt / Total Debt	25.3%	27.6%
Mortgage Debt / Total Assets	10.1%	10.5%
Variable Rate Debt / Total Debt	3.0%	3.0%

	Quarter Ended March 31,
Coverage Ratios	2003		2002
Net income	$27,292		$21,164
Early extinguishment of debt	1,751		3,344
Loss on equity transaction of equity investments	—		1,421
Interest expense	25,079		21,862
Distributions in excess of earnings from equity investments	2,563		1,968
Depreciation and amortization	20,274		16,269
EBITDA(1)	$76,959		$66,028

EBITDA / Interest Expense	3.1	x	3.0	x
EBITDA / Interest Expense + Capitalized Interest	3.1	x	3.0	x
EBITDA / Interest Expense + Preferred Distributions	2.1	x	2.5	x
EBITDA / Interest Expense + Preferred Distributions +Capitalized Interest	2.1	x	2.5	x

(1)          We compute earnings before interest, taxes, depreciation and amortization, or EBITDA, as shown in the calculation above.  We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities, because it provides investors with an indication of a REIT’s operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs.  EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.